UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2005

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Executive Compensation. On November 14, 2005, the Compensation Committee of the Board of Directors conducted its annual review of base salaries and approved the following base salaries for the named executive officers: Bob R. Simpson, Chairman of the Board and Chief Executive Officer, $1,200,000; Keith A. Hutton, President, $675,000; Vaughn O. Vennerberg II, Senior Executive Vice President and Chief of Staff, $540,000; Louis G. Baldwin, Executive Vice President and Chief Financial Officer, $360,000; and Timothy L. Petrus, Executive Vice President - Acquisitions, $340,000. The new base salaries are effective December 1, 2005. The committee also approved bonuses for the named executive officers as follows: Mr. Simpson, $17,000,000; Mr. Hutton, $1,500,000; Mr. Vennerberg, $1,200,000; Mr. Baldwin, $350,000; and Mr. Petrus, $275,000.

Indemnification Agreements. On November 15, 2005, the Board of Directors authorized the Company to enter into Indemnification Agreements with the Company’s directors, named executive officers and certain other officers. The general purpose of the Indemnification Agreements is to indemnify the directors and certain officers to the fullest extent permitted by law against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company and will require the Company to advance expenses to such persons in connection with claims made against them. The form of Indemnification Agreement is included in this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Form of Indemnification Agreement

(c)	Exhibits.

            10.1 Form of Indemnnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: November 18, 2005	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number and Description

 10.1 Form of Indemnnification Agreement